UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 9, 2008
Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180

(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center
Charlotte, North Carolina	28288-0013

(Address of Principal Executive Offices)	(Zip Code)
(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On July 9, 2008, Wachovia Corporation (“Wachovia”) issued a news release (the “News Release”) announcing, among other things, the appointment of a new Chief Executive Officer, as described below in Item 5.02. In the News Release, Wachovia also provided an update on Wachovia’s expected results for the quarter ended June 30, 2008. A copy of the News Release is attached hereto as Exhibit (99) and incorporated into this Item 2.02 by reference.
     The information in the preceding paragraph, including Exhibit (99), shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As set forth in the News Release, on July 9, 2008, Wachovia’s Board of Directors appointed Robert K. Steel as Wachovia’s Chief Executive Officer and President and elected Mr. Steel to Wachovia’s Board of Directors, effective immediately. As Chief Executive Officer, Mr. Steel succeeds Lanty L. Smith, who was serving as Wachovia’s interim Chief Executive Officer since June 1, 2008. Mr. Smith, a director of Wachovia, remains Chairman of the Board. In addition, effective immediately, Benjamin P. Jenkins, III, will no longer hold the position of interim Chief Operating Officer. Mr. Jenkins will remain Vice Chairman of Wachovia and the head of Wachovia’s General Banking Group.
     Mr. Steel, 56, served as the Under Secretary of the United States Department of the Treasury for Domestic Finance since October 2006. In that capacity, he served as the principal adviser to the Secretary of the United States Department of the Treasury on matters of domestic finance and led the Treasury Department’s activities with respect to the domestic financial system, fiscal policy and operations, governmental assets and liabilities, and related economic and financial matters. Prior to joining the United States Department of the Treasury, Mr. Steel was employed at Goldman Sachs Group, Inc., which he joined in 1976, and served as a Vice Chairman from April 2002 until his retirement from Goldman Sachs in February 2004. Upon his retirement from Goldman Sachs he assumed the position of advisory director for the firm and then senior director in December 2004. As Vice Chairman of Goldman Sachs, Mr. Steel had management responsibility for the Fixed Income, Currency and Commodities Division and the Equities Division. He served as co-head or head of the Equities Division from 1998 until his appointment as a Vice Chairman at Goldman Sachs in 2002. From 1994 to 1998, Mr. Steel was responsible for all of the firm’s institutional equities in the United States, and from 1988 to 1994, he was responsible for the firm’s Equities Division in Europe.
     From February 2004 to September 2006, Mr. Steel served as a senior fellow at the Center for Business and Government at the John F. Kennedy School of Government at Harvard University. Mr. Steel received his undergraduate degree from Duke University and his MBA from the University of Chicago.

     Mr. Steel has been appointed to the Executive Committee of Wachovia’s Board of Directors. Mr. Smith, who is now deemed to be an independent director of Wachovia under applicable rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission since he is no longer interim Chief Executive Officer, has been appointed to the Board’s Audit Committee and Corporate Governance & Nominating Committee.
     A copy of the News Release is attached hereto as Exhibit (99) and incorporated into this Item 5.02 by reference.
     On July 9, 2008, Wachovia entered into an agreement with Mr. Steel that covers the terms of his employment with Wachovia (the “Agreement”). The financial terms of the Agreement include (1) an annual salary of $1,100,000; (2) a target annual bonus of $6,000,000; and (3) a target annual long-term incentive value of $15,000,000.
     For 2008, Mr. Steel’s annual long-term incentive grant will be a combination of stock options and performance restricted stock awards (RSAs) consisting of: (A) stock options to purchase a total of 1,500,000 Wachovia shares, which shall vest in three equal annual installments, at a price per share equal to fair market value on the date of grant, and (B) performance RSAs in respect of Wachovia shares having a fair market value on the date of grant equal to the difference between $15,000,000 and the value of the stock options. One-half of these performance RSAs will vest only if Wachovia’s share price is at least $25 over a 15-day trading period on the NYSE and the other half will vest only if Wachovia’s share price is $30 over such a period. Mr Steel will also receive a sign-on equity award consisting of performance RSAs in respect of Wachovia shares having a fair market value equal to $10,000,000. One-half of these RSAs will vest only if Wachovia’s share price is $20 over a 15-day trading period on the NYSE and the other half will vest only if Wachovia’s share price is $35 over such a period. For each performance RSA, the relevant performance goals must be achieved within six years in order for vesting to occur. All performance RSAs also have a separate three-year employment requirement.
     The Agreement provides that Mr. Steel will not be entitled to any severance payments upon the termination of his employment. However, if his employment terminated for certain specified reasons, (1) the employment requirement relating to the Performance RSAs will be waived (but the performance goals will continue to apply), and (2) all stock options and other equity grants (other than Performance RSAs) will continue to vest as if Mr. Steel’s employment has continued for an additional 2 year period and then, to the extent not otherwise vested, such awards will vest. On a change in control, the initial option grant will vest, and the performance RSAs will remain subject to the performance criteria (as equitably adjusted). Mr. Steel will be entitled to certain tax gross-up payments consistent with Wachovia’s severance policy if he is subject to excise taxes in the event of a change in control of Wachovia.
     Mr. Steel will be required to use corporate aircraft or other private aircraft for personal travel and be entitled to perquisites consistent with Wachovia’s current policies.
     Mr. Steel is also subject to certain restrictive covenants, including a one-year limit on competing with Wachovia post termination or soliciting its employees.

     The Agreement is attached hereto as Exhibit (10) and incorporated into this Item 5.02 by reference. The foregoing summary description of the Agreement is qualified in its entirety by reference to the Agreement.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(10)	Agreement, dated July 9, 2008, between Wachovia and Robert K. Steel.

(99)	News Release (filed for purposes of Item 2.02).
*           *           *
This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Wachovia’s credit quality trends, (ii) statements relating to the benefits of the merger between A.G. Edwards, Inc. (“A.G. Edwards”) and Wachovia completed on October 1, 2007 (the “A.G. Edwards Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the A.G. Edwards Merger, (iii) statements relating to the benefits of the merger between Wachovia and Golden West Financial Corporation completed on October 1, 2006 (the “Golden West Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Golden West Merger, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). Actual results may differ from those set forth in the forward-looking statements.
The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the applicable businesses in connection with the A.G. Edwards Merger or the Golden West Merger will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the A.G. Edwards Merger or the Golden West Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the A.G. Edwards Merger or the Golden West Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the A.G. Edwards Merger or the Golden West Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) potential or actual litigation; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s brokerage and capital markets activities; (10) the timely development of competitive new products and services by Wachovia and the acceptance of these products and services by new and existing customers; (11) the willingness of customers to accept third party products marketed by Wachovia; (12) the willingness of customers to substitute competitors’ products and services for Wachovia’s products and services and vice versa; (13) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); (14) technological changes; (15) changes in consumer spending and saving habits; (16) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the A.G. Edwards Merger and the Golden West Merger, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (17) the growth and profitability of Wachovia’s noninterest or fee income being less than expected; (18) unanticipated regulatory or judicial proceedings or rulings; (19) the impact of changes in accounting principles; (20) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; (21) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (22) Wachovia’s success at managing the risks involved in the foregoing.
Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger, the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION
Date: July 10, 2008	By:	/s/ Mark C. Treanor
		Name:	Mark C. Treanor
		Title:	Senior Executive Vice President, and General Counsel

Exhibit Index

Exhibit No.	Description

(10)	Agreement, dated July 9, 2008, between Wachovia and Robert K. Steel.

(99)	News Release.